EXHIBIT NO. 99.(a) 7

MFS SERIES TRUST XV

CERTIFICATION OF AMENDMENT

TO THE DECLARATION OF TRUST

REDESIGNATION

OF SERIES

Pursuant to Sections 6.11 and 9.3 of the Amended and Restated Declaration of Trust dated July 24, 2007, as amended (the “Declaration”), of MFS Series Trust XV (the “Trust”), the Trustees of the Trust hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

The series designated as MFS Diversified Target Return Fund shall be redesignated as MFS Global Alternative Strategy Fund.

Pursuant to Section 10.1 of the Declaration, this redesignation of series of Shares shall be effective February 1, 2014.

Pursuant to Section 9.3 of the Declaration, the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby amend Section 10.3 of the Declaration to read in its entirety as follows:

“Section 10.3.  Principal Office.  The principal office of the Trust is 111 Huntington Avenue, Boston, Massachusetts 02199.  The Trustees, without a vote of Shareholders, may change the principal office of the Trust.”

IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of January 29, 2014, and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

ROBERT E. BUTLER	JOHN P. KAVANAUGH
Robert E. Butler	John P. Kavanaugh
c/o MFS Investment Management	c/o MFS Investment Management
111 Huntington Avenue	111 Huntington Avenue
Boston, MA 02199	Boston, MA 02199

MAUREEN R. GOLDFARB	ROBERT J. MANNING
Maureen R. Goldfarb	Robert J. Manning
c/o MFS Investment Management	MFS Investment Management
111 Huntington Avenue	111 Huntington Avenue
Boston, MA 02199	Boston, MA 02199

DAVID H. GUNNING	LAURIE J. THOMSEN
David H. Gunning	Laurie J. Thomsen
c/o MFS Investment Management	c/o MFS Investment Management
111 Huntington Avenue	111 Huntington Avenue
Boston, MA 02199	Boston, MA 02199

WILLIAM R. GUTOW	ROBERT W. UEK
William R. Gutow	Robert W. Uek
c/o MFS Investment Management	c/o MFS Investment Management
111 Huntington Avenue	111 Huntington Avenue
Boston, MA 02199	Boston, MA 02199

MICHAEL HEGARTY
Michael Hegarty
c/o MFS Investment Management
111 Huntington Avenue
Boston, MA 02199

ROBIN A. STELMACH
Robin A. Stelmach
MFS Investment Management
111 Huntington Avenue
Boston, MA 02199